UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 12, 2021

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35098	13-4068197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSOD	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 12, 2021, Cornerstone OnDemand, Inc., a Delaware corporation (“Cornerstone”), held a virtual special meeting of its stockholders (the “Special Meeting”). A total of 54,384,746 shares of common stock, 0.0001 par value per share, of Cornerstone (“ Cornerstone Common Stock”), out of a total of 66,857,760 shares of Cornerstone Common Stock outstanding and entitled to vote as of the close of business on August 24, 2021, the record date for the determination of stockholders entitled to vote at the Special Meeting, were present in person (virtually) or by proxy at the Special Meeting. Holders of Cornerstone Common Stock voted as a single class for each proposal at the Special Meeting. Cornerstone stockholders voted on three proposals at the Special Meeting, each of which is described in more detail in the definitive proxy statement filed by Cornerstone with the Securities and Exchange Commission pursuant to Rule 14(a) under the Exchange Act of 1934, as amended, on September 10, 2021 and mailed to Cornerstone stockholders on or about such date.

The final voting results with respect to each such proposal are set forth below:

Proposal 1 – Merger Agreement Proposal

The stockholders of Cornerstone voted to adopt the Agreement and Plan of Merger, dated August 5, 2021, (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Cornerstone, Sunshine Software Holdings, Inc., a Delaware corporation (“Parent”), and Sunshine Software Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into Cornerstone, with Cornerstone continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
54,137,577	41,514	205,655	N/A

Proposal 2 – Compensation Proposal

The stockholders of Cornerstone voted to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Cornerstone’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
27,140,910	25,681,366	1,562,470	N/A

Proposal 3 – Adjournment Proposal

Because stockholders holding at least a majority of the shares of Common Stock outstanding and entitled to vote approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

Dated: October 12, 2021	By:	/s/ Adam Weiss
Adam Weiss
Chief Administrative Officer & General Counsel